UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                February 20, 2001
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


 SAFE TECHNOLOGIES INTERNATIONAL INC. (Formerly Safe Aid Products Incorporated)
------------------------------------------------------------------------------
             Exact name of registrant as specified in its charter)



      Delaware                           000-17746             22-2824492
   ------------------------------     ---------------     ----------------------
(State or other jurisdiction         (Commission File        (I.R.S. Employer
of incorporation or organization)     Number)             Identification Number)



                        2875 SOUTH OCEAN BLVD, SUITE 211
                            PALM BEACH, FLORIDA 33480
                         -------------------------------
                    (Address of principal executive offices)


                                  561-832-2700
                                  ------------
              Registrant's telephone number, including area code.


Item 5.        Other Events and Regulation FD Disclosure.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Safe Technologies International, Inc.


                                        By: /s/ Michael J. Posner
                                           -------------------------------------
                                           Michael J. Posner, President
                                                              (Registrant)


                                        Date:  February 21, 2001
                                             -----------------------------------

Company Press Release

SOURCE:  Safe Technologies International, Inc.

SAFE TECHNOLOGIES MANAGEMENT REPORT TO SHAREHOLDERS

PALM BEACH, Fla., February 20, 2001/CNW/ - Safe Technologies International, Inc. (OTC Bulletin Board: SFAD - news)

Michael J. Posner, President, announced today that the corporate office of SFAD has been relocated to a new office location in Palm Beach. The new corporate office address is 2875 S. Ocean Blvd., Suite 211, Palm Beach, FL 33480. Mr. Posner said, "we are very pleased to have more space, which we badly needed. SFAD telephone and fax numbers remain the same."

Posner said "As SFAD's new President, I am settling in well, and focusing on bringing SFAD into the 21st century by concentrating on a business combination of what I like to call 'idea capital and humanism'. For example, I believe that the sustainability of a company is an integration of economics, environmentalism, and social responsibility. I believe that the successful 21st century corporation will have little or no debt, (i.e. SFAD), regards its personnel as a valuable human capital, and is small enough (10-20 people) to be flexible to take advantage of the numerous opportunities that are available. I am focused entirely on SFAD's maximum long term shareholder value."

Mr. Posner continued by saying "we have engaged a new accountancy firm for SFAD:
Michaelson & Co., of West Palm Beach, FL. The Michaelson & Co. is a recognized SEC qualified accounting firm, and I am looking forward to working with them on the upcoming 10K annual report. I am also interested in bringing additional management personnel - more 'brain power', on board with us."

"SFAD has, in my opinion, some very valuable assets and the very important factor of little or no debt on the balance sheet. SFAD also has an operating Internet subsidiary, headed up by a talented woman, Randi Swatt, who was able to 'survive' the recent internet fallout, being one of the resilient band of dotcommers who remain to fight another day."

"What SFAD does need, in my opinion, is the 'right' acquisition, which will catapult us to where we want to be. The challenge is to find the right company, in the right industry, into which we are able to integrate our Internet subsidiary and hopefully, also, our valuable franchise subsidiary. Since I have joined the Management team, I have cast a wider net, in looking to secure the right acquisition, and do have several potential acquisition candidates with whom we are currently conducting meetings and negotiations. At the present time, we cannot disclose any more information about our possible acquisitions because any discussions we have are preliminary and public disclosure may jeopardize any negotiations. I fully expect to have some definitive news shortly."

Mr. Posner concluded by saying, "the recent market correction, has, I believe, created some new opportunities for companies like SFAD. There are many small growing companies and small growing public companies out there, which have been compressed in their growth phases. These setbacks, actually, provide SFAD, being in the acquisition mode, with opportunities and potential for a huge upside with upstart companies who might share 'SFAD's philosophies."

Forward-Looking Statements: Except for the historical information contained herein, this news release may contain forward looking statements within the means of Section 27A of the Securities Act of 1934, as amended, that may involve risks and uncertainties, including, but not limited to, those relating to the availability of suitable financial resources, the availability of management, unproven market for SFAD's products and services as well as other risks detailed from time to time in the Company's SEC reports, including reports on Form 10QSB for the year ended September 30, 2000.

SOURCE:  Safe Technologies International, Inc., (SFAD)
CONTACT:  Brad Tolley VP Investor Relations
TEL:  561-832-2700
EMAIL: investor.relations@safetechnologies.com
HTTP://www.safetechnolgies.com